BANK OF AMERICA

AMENDMENT NO. 1 LOAN AGREEMENT

This Amendment No. 1 (the "Amendment") dated as of March 18, 2020, is between Bank of America, N.A. (the "Bank") and Stran & Company, Inc. (the "Borrower").

RECITALS

A. The Bank and the Borrower entered into a certain Loan Agreement dated as of July 18, 2018 (together with any previous amendments, the "Agreement").

B. The Bank and the Borrower desire to amend the Agreement. This Amendment shall be effective on March 18, 2020, subject to any conditions stated in this Amendment.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.2 In Paragraph 2.1 (a), the amount "$2,500,000.00" is changed to "$3,500,000.00".

2.2 In Paragraph 2.2 the date "March 31, 2020" is changed to "June 30, 2020".

2.3 Paragraph 2.4 is hereby amended to read in its entirety as follows:

2.4 Interest Rate.

(a) The interest rate is a rate per year equal to the sum of (i) the greater of the LIBOR Daily Floating Rate or the Index Floor, plus 3.2 percentage point(s). For the purposes of this paragraph, "Index Floor" means 1 percent.

(b) The LIBOR Daily Floating Rate is a fluctuating rate of interest which can change on each banking day. The rate will be adjusted on each banking day to equal the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank) for U.S. Dollar deposits for delivery on the date in question for a one month term beginning on that date. The Bank will use the London Interbank Offered Rate as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Bank from time to time) as determined at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, as adjusted from time to time in the Bank's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate will be determined by such alternate method as reasonably selected by the Bank. A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars. If at any time the LIBOR Daily Floating Rate is less than zero, such rate shall be deemed to be zero for the

purposes of this Agreement.

2.4 The parties agree that, with respect to the Borrower or any Obligor which is a business entity, not to, without the Bank's written consent, adopt a plan of division or divide itself into two or more business entities (pursuant to a "plan of division" under Section 18-217 of the Delaware Limited Liability Company Act or a similar arrangement under any other applicable state statute).

2.5 A new covenant is added to the Agreement to read as follows:

Patriot Act; Beneficial Ownership Regulation. Promptly following any request therefor, to provide information and documentation reasonably requested by the Bank for purposes of compliance with applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation. For purposes hereof, (a) "Beneficial Ownership Certification" means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation and (b) "Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

2.6 Paragraph 10.12 is hereby amended by adding the following paragraph:

In addition, communications from the Bank to the Borrower may also be sent electronically (i) by transmitting the communication to the electronic address provided by the Borrower or to such other electronic address as the Borrower may specify from time to time in writing, or (ii) by posting the communication on a website and sending the Borrower a notice to the Borrower's postal address or electronic address telling the Borrower that the communication has been posted, its location, and providing instructions on how to view it. Communications sent electronically to the Borrower will be effective when the communication, or a notice advising of its posting to a website, is sent to the Borrower's electronic address.

2.7 The following Paragraph 10.18 is hereby amended to read in its entirety as follows:

Amendments. This Agreement may only be amended by a writing signed by the parties hereto, or by an electronic record that has been electronically signed by the parties hereto and has been rendered tamper-evident as part of the signing process. The exchange of email or other electronic communications discussing an amendment to this Agreement, even if such communications are signed, does not constitute a signed electronic record agreeing to such an amendment.

2.8 The following Paragraph 10.20 is hereby added:

Consent to Electronic Records and Signatures. Electronic records and signatures may be used in connection with the execution of this Agreement and all other disclosures and documents related to the transaction(s) described in this Agreement. If executed electronically by one or more parties to this Agreement, this Agreement or one or more of its signed counterparts is an electronic record and is just as legally valid and enforceable as if such parties had signed it on paper using a handwritten signature.

2.9 The following Paragraph 10.21 is hereby added:

Conversion to Paper Original. At the Bank's discretion the authoritative electronic copy of this Agreement ("Authoritative Copy") may be converted to paper and marked as the original by the Bank (the "Paper Original").

Unless and until the Bank creates a Paper Original, the Authoritative Copy of this Agreement:

(1) shall at all times reside in a document management system designated by the Bank for the storage of authoritative copies of electronic records, and

(2) is held in the ordinary course of business.

In the event the Authoritative Copy is converted to a Paper Original, the parties hereto acknowledge and agree that:

(1) the electronic signing of this Agreement also constitutes issuance and delivery of the Paper Original,
(2) the electronic signature(s) associated with this Agreement, when affixed to the Paper Original, constitutes legally valid and binding signatures on the Paper Original, and
(3) the Borrower's obligations will be evidenced by the Paper Original after such conversion.

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, (e) the information included in the Beneficial Ownership Certification most recently provided to the Bank, if applicable, is true and correct in all respects, and (f) as of the date of this Amendment and throughout the term of the Agreement, no Borrower or Guarantor, if any, is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the "Code"); (3) an entity deemed to hold "plan assets" of any such plans or accounts for purposes of ERISA or the Code; or (4) a "governmental plan" within the meaning of ERISA.

4. Conditions. The effectiveness of this Amendment is conditioned upon the Bank's receipt of the following items, in form and content acceptable to the Bank:

4.1 A fully executed counterpart of this Amendment from the Borrower and each guarantor and/or collateral pledgor (collectively, a "Credit Support Provider") in form satisfactory to the Bank.

4.2 KYC Information.

(a) Upon the request of the Bank, the Borrower shall have provided to the Bank, and the Bank shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(b) If the Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to the Bank if so requested.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to any Waiver of Jury Trial or Dispute Resolution Provision contained therein, shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in multiple counterparts, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each such executed counterpart (and any copy of an executed counterpart that is an electronic record) shall be deemed an original of this Amendment.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE

CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

The parties executed this Amendment as of the date stated at the beginning of this Amendment, intending to create an instrument executed under seal.

Bank:

Bank of America, N.A.

DocuSigned by:

By Nathan M. Buckley
Nathan M. Buckley, Senior Vice President

Borrower:

Stran & Company, Inc.

DocuSigned by:

By Andrew C. Stranberg (Seal)
Andrew C. Stranberg, Chief Executive Officer and Treasurer